                                                                   EXHIBIT 10.29


[*] Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.

                        RECEIVABLE(S) PURCHASE AGREEMENT


THIS RECEIVABLE(S) PURCHASE AGREEMENT (the "Agreement") IS MADE AS OF THIS 19th day of October, 1999 BY AND BETWEEN EOTT ENERGY OPERATING LIMITED PARTNERSHIP (the "Seller"), a limited partnership organized under the laws of Delaware and STANDARD CHARTERED TRADE SERVICES CORPORATION ("SCTSC"), a company organized under the laws of the State of Delaware.

WHEREAS, the Seller is engaged in the sale of certain goods ("Goods") to the buyer (the "Buyer") listed in Appendix "A", as may be amended from time to time; and

WHEREAS, the sales to the Buyer (once approved by SCTSC) will give rise to Receivable(s) ("Qualified Receivable(s)") which are current and evidenced by Pro-Forma Invoice(s) and Final Invoice(s) (as defined below in Section 1.A) and title documents, as may be required by SCTSC, and in form and content acceptable to SCTSC, such as transport documents, pipeline tickets, receipts and/or nominations and truck or marine bills of lading; and

WHEREAS, the payment of such Qualified Receivable(s) shall be due to the Seller on due dates which apply to each of the Qualified Receivable(s); and

WHEREAS, the Seller has requested that SCTSC purchase from the Seller, from time to time on an uncommitted and fully discretionary basis, all of its rights, title and interest in Qualified Receivable(s), up to an aggregate amount of One Hundred Million US Dollars ($ 100,000,000) outstanding at any one time, in accordance with the terms and conditions set forth in this Agreement which include recourse back to the Seller in the circumstances outlined below; and

WHEREAS, the Buyer will remit payment, in accordance with instructions provided by the Seller, as per Appendix "B", to Standard Chartered Bank, New York Branch, for the account of EOTT Energy Operating Limited Partnership. [*], with value on the due date of each Invoice (as defined below). The due date of each invoice shall be referred to hereafter as an "Invoice Due Date".

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the parties agree as follows:

1.       TRANSACTION ORIGINATION

         A.       Initiation of each Transaction

                  From time to time, the Seller will cause copies of the pro-forma and/or the final invoices to the Buyer (each an "Invoice" or, as the context may require, a "Pro-Forma Invoice" or a "Final Invoice") and the relevant title documents, as may be required by SCTSC, as evidenced by transport documents, pipeline tickets, receipts and/or nominations, truck bill(s) of lading, marine bill(s) of lading or any other title document as may be acceptable to SCTSC, to be delivered to SCTSC by courier, which Invoices shall contain information required by SCTSC, including a description of the Goods, their quantity, type, value and other relevant terms and conditions. Payment terms on the Seller's Invoices will be for a period not to exceed fifty two (52) days from the date of the Seller's Pro-Forma Invoice. A Final Invoice will substitute each Pro-Forma Invoice within a thirty five
                  (35) day period of time from the date the Pro-Forma Invoice was issued. The Final Invoice is the invoice issued by the Seller to the Buyer, subsequent to the Pro-Forma Invoice which indicates the total amount of Goods actually delivered to the Buyer within an agreed period of time and the amount due for payment on the Invoice Due Date. The aggregate amount outstanding at any point in time for all Qualified Receivable(s) shall not exceed One Hundred Million U.S. Dollars ($100,000,000).

         B.       SCTSC Notice of Qualified Receivable(s)

                  Subject at all times to SCTSC's full discretion as to whether or not it shall choose to purchase any of the Qualified Receivable(s), SCTSC may accept the Seller's Transaction Confirmation in the form of Appendix "C-1", annexed, if the Goods and terms covering the Qualified Receivable(s) are acceptable to SCTSC and if it appears to SCTSC that all conditions set forth in this Agreement have been met. SCTSC shall evidence any such acceptance by returning a copy of the Seller's Transaction Confirmation marked "Accepted on (date) by (signature)" by telefax to the Seller.

         C.       Payment to the Seller

                  Upon purchase of the Qualified Receivable(s), SCTSC shall thereupon make payment to the Seller for 90% of the total value of the Pro-Forma Invoice less the discount fee, handling fees and any other fees or expenses incurred due to SCTSC as defined in Section 2 of this Agreement and remit the difference to the Seller. Approximately thirty five (35) days after Seller's issuance of the Pro-Forma Invoice, the Seller will issue its Final Invoice to the Buyer. This Final Invoice will replace the Pro-Forma Invoice. As a condition precedent for SCTSC's payment, the Seller hereby sells, assigns and transfers over to SCTSC its entire title and interest in and right to receive payment for each Qualified Receivable, all contract rights with respect thereto and all of the Seller's rights to the Goods and property represented thereby.

         D.       Payment to SCTSC

                  The Buyer will be required to remit payment for the full amount of the Final Invoice, in accordance with instructions provided by the Seller as per Appendix "B" and as per each Final Invoice, to Standard Chartered Bank, New York Branch (the "Bank"), [*] (the "Account"). The Account will be subject to a Blocked Account Agreement under which the Seller authorizes the Bank to remit such funds credited to this Account, from time to time to Standard Chartered Bank, New York Branch, [*] in order to repay SCTSC for the amount paid to the Seller for the Qualified Receivable(s) purchased. The balance remaining in the Account after SCTSC has been repaid in full shall be remitted to the Seller.


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2.       FEES AND INTEREST

         A.       Arrangement Fee

                  Upon execution of this Agreement, the Seller will pay SCTSC a non-refundable arrangement fee of Twenty Five Thousand U.S. Dollars ($ 25,000) to cover the initial legal, structuring and set up expenses of SCTSC.

         B.       Handling Fee

                  The Seller shall pay to SCTSC a handling fee ("Handling Fee") on all Qualified Receivable(s) purchased by SCTSC hereunder in a flat amount of Five Hundred U.S. Dollars ($ 500), on each of the Seller's Pro-Forma Invoices purchased by SCTSC. Such Handling Fee shall be deducted from any payment due to the Seller.

         C.       Discount Fee

                  The Seller agrees to pay SCTSC a discount fee on the outstanding Qualified Receivable(s) purchased calculated at the applicable LIBOR (defined below) plus a spread of seventy five basis point per annum (75 b.p. p.a.) (the "Discount Fee"). The Discount Fee due by the Seller to SCTSC shall be calculated on the aggregate face value of the Qualified Receivable(s) purchased by SCTSC from the date payment was made to the Seller to the Invoice Due Date, calculated on the basis of a 360 actual day year. SCTSC will deduct the applicable Discount Fee from its payment due to the Seller, plus any and all other fees and incidental expenses incurred or anticipated by SCTSC (including legal and other fees) in obtaining payment from the Buyer. The Discount Fee as specified above will apply for a period not to exceed the Invoice Due Date for the Qualified Receivable(s) purchased.

                  LIBOR is defined as the rate per annum at which deposits in US Dollars for the period comparable to the period from the date SCTSC is to make payment to the Seller to the date payment is due to SCTSC from the Buyer are offered to SCTSC by the Bank, as quoted at 11:00 a.m. New York time, for value two (2) Business Days (as defined herein) prior to the date when payment is made by SCTSC to the Seller, provided, however, that if the Bank cannot offer SCTSC a LIBOR rate calculated as set forth above, the Seller agrees that the LIBOR rate shall be defined as such other rate as the Bank shall determine as its cost of funds.

                  A Business Day is defined as a day on which SCTSC and commercial banks are open for business in New York, New York.

         D.       Excess Costs

                  Any Qualified Receivable(s) not paid on the Invoice Due Date by Buyer shall be subject to a penalty to cover any excess costs incurred by SCTSC as a result of any delay in the Buyer making payment by the Invoice Due Date. The Seller shall have the responsibility of collecting such excess costs from the Buyer as well as the ultimate responsibility for payment of SCTSC's excess costs. The Seller


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                  hereby assigns and transfers to SCTSC all such amounts the
                  Seller shall receive in coverage of such excess costs. The Seller shall set the penalty rate for such excess costs, but it shall be no less than the Bank's applicable overnight Reference Rate in effect from time to time plus a margin of two percent per annum (2% p.a.) and shall be based on the face amount of the Final Invoice from the Invoice Due Date until full repayment thereof has been received by SCTSC from the Buyer.

                  "Reference Rate" is defined as the rate established from time to time by the Bank as its Reference Rate, as quoted at 11:00 a.m. New York time.

         E.       Mis-directed Payments

                  In the event of funds being forwarded in error by the Buyer directly to another account of the Seller rather than to the Account, the Seller undertakes to hold these funds in trust for SCTSC and to immediately remit said payment to the Bank, ABA Number 026002561, for the account of SCTSC, Account No. 3582-088476-001, Attention: Mr. Serafin J. Cabayan. The Seller will pay SCTSC a rate of interest equal to the Bank's applicable overnight Reference Rate plus three percent per annum (3% p.a.) based on a 360 day year and the actual number of days elapsed, for the period between receipt of payment by the Seller and the date such funds are received in full by SCTSC.

3.       ROLE AND RESPONSIBILITY OF THE SELLER

         A.       Relationship of Parties

                  Neither the Seller nor SCTSC shall be deemed a partner, agent, representative or joint venturer of the other.

         B.       Covenants, Representations and Warranties of the Seller

                  The Seller agrees, represents, warrants with and to SCTSC both now and with each transaction contemplated hereunder that:

                  (i) it is duly incorporated, has the full power, authority and legal right to incur and to perform its obligations under this Agreement;

                  (ii) it has taken all required action necessary to authorize the due execution and delivery by its duly appointed officers of this Agreement;

                  (iii) the officers executing this Agreement and any Appendix are duly authorized and empowered to execute said documents on behalf of the Seller;

                  (iv) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement;

                  (v) the execution, delivery and performance by the Seller of this Agreement


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

                           does not contravene any law, regulation or contractual restriction binding on or affecting the Seller and that the Buyer is a party with which the Seller is permitted to transact business pursuant to all applicable laws, regulations and rulings of both the United States and its agencies and the State in which the Seller maintains its principal place of business and, in particular, to the regulations of the U.S. Treasury Department's Office of Foreign Assets Control;

                  (vi) to the best of its knowledge there exist no material disputes or discrepancies outstanding between the Seller and the Buyer relating to prior transactions (except to the extent that the Seller advises SCTSC of such a dispute and SCTSC chooses in its sole discretion to waive such dispute or discrepancy solely for the purpose of purchasing a Qualified Receivable).

                  (vii) each of the Qualified Receivable(s) is a legal, binding and assignable by the Seller and is enforceable in accordance with its respective terms.

                  (viii) each of the Qualified Receivable(s) is or will be unaltered and genuine and the Seller has exclusive and unencumbered title to same.

                  (ix) each of the Qualified Receivable(s) will not have been sold, assigned, transferred or encumbered by a lien or security interest of any nature, directly or indirectly, prior to its acceptance by SCTSC and this is a material term of this Agreement.

                  (x) the Seller is not prohibited by any security, loan or other agreement from selling the Qualified Receivable(s) as contemplated herein and such sales do not conflict with any agreement binding on the Seller.

                  (xi) to the best of the Seller's knowledge, the Buyer has not asserted any claim, defense or right of offset to payment of the Qualified Receivable(s), nor does it have grounds to make such assertions. However, if the Seller learns of any such claim, defense or right of offset, it will promptly notify SCTSC thereof in writing.

                  (xii) each of the Invoices and title documents, such as transport documents, pipeline tickets, receipts or nominations, truck or marine bill(s) of lading, as may be required by SCTSC, is or will be unaltered and genuine and the Seller has exclusive and unencumbered title to same.

                  (xiii) the Seller agrees to compensate SCTSC for all costs, claims, losses and expenses (including, but not limited to legal fees) incurred or suffered by SCTSC as a result of any transaction or as a result of the Seller's breach of any representation or warranty contained herein or the Seller's failure to comply with any of the terms or conditions contained herein.

                  (xiv) SCTSC is granted hereby a security interest in and a right of set-off with respect to all Qualified Receivable(s) which have been purchased by SCTSC and in all contract rights and proceeds related thereto, all as security for payment and performance of all of the Seller's obligations


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                           hereunder. SCTSC may file such financing statements
                           as it elects with the Seller's signature to perfect its security interest.

                  (xv) it will cooperate fully with SCTSC in taking any and all actions requested by SCTSC in collecting all amounts owed by the Buyer which the Seller is allowed to perform under its contract with the Buyer, including, and not limited to, delaying or not shipping future deliveries of Goods to the Buyer unless (and until) SCTSC has been paid in full.

                  (xvi) SCTSC shall have the right to request, and the Seller shall provide promptly, such information about the purchase, delivery and terminalling of the Goods as SCTSC may reasonably request and SCTSC may, upon reasonable advance notice, inspect the Goods and the Seller's records pertaining to the Goods.

                  (xvii) the guarantee issued in favor of the Seller by Koch Industries Inc. which guarantees all obligations of the Buyer to the Seller is in full force and effect on the date of this Agreement and will continue to be in full force and effect as long as any amounts are due and owing to SCTSC with respect to any Qualified Receivable(s).

                  (xviii) the Seller agrees to issue to the Buyer a Final Invoice approximately thirty five (35) days after the issuance of the Pro-Forma Invoice, but not later than the fifth Business Day of each month, and to provide SCTSC with a copy thereof on the same day as it is issued to the Buyer.

         C.       Indemnity

                  The Seller acknowledges that SCTSC shall have no liability for any product liability claim from the Seller, the Buyer or any other person relating to or arising out of the Goods, including but not limited to claims relating to the performance (or nonperformance) of the Seller, the quality of the Goods supplied, the contents of any shipments and/or any damage or loss (economic or physical) suffered by the Buyer or any other person arising out of the Goods supplied. The Seller agrees to bear the full risk of defects in or due to the nonconformity of the Goods. The Seller further agrees that it shall hold SCTSC harmless and indemnify SCTSC from any and all claims of the Buyer or any third party relating to any product liability and/or damage claim of any party or person arising from the non-performance of the Seller, from defects in the Goods or injury or loss arising from the Goods. The Seller further acknowledges that SCTSC shall be excused from performing any obligations hereunder which are prevented or delayed by any occurrence not within its effective control including, without limitation, destruction or damage to the Goods, strikes, floods, fire, accidents, Acts of God or any governmental orders or regulations; provided, however, any disruption of obligations to be performed by SCTSC due to the date roll-over from 1999 to 2000 and the leap-year in 2000 shall not be deemed to excuse SCTSC from its obligations hereunder.

         D. On each date on which any amounts fall due for payment from either SCTSC or the Seller under this Agreement for any transaction, the party required to make such payment shall effect such payment denominated in U.S. Dollars ("Dollars")


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

                  by payment in Dollars and in immediately available funds (or such funds as may at the time be customary in the City of New York for settlement in the City of New York of banking transactions in Dollars) to such account in the United States of the other party as such party may designate to the other in writing; or, where such amount is denominated in any other currency, by payment in such other currency and in immediately available funds (or in such funds as may at the time be customary in the city of delivery of such funds for the settlement in such city of international banking transactions) to such account of the other party as shall be specified by it in the Transaction Confirmation.

         E. All payments hereunder by the Buyer or by the Seller to SCTSC shall be made free and clear of and without deduction for any set-off or counterclaim and without deduction for or on account of any present or future taxes including but not limited to duties, levies, sales or value added taxes and imposts now or hereafter imposed. If the Buyer is required by law to make any deduction or any withholding is required to be made, the Seller shall ensure that the relevant payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, SCTSC receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which would have been received and so retained had no such deduction or withholding been made.

4.       EVENT OF SELLER DEFAULT

         Each of the following events are herein defined as an "Event of Seller Default":

           a) the filing of a petition in bankruptcy or for the appointment of a receiver by or against the Seller or any similar event; or

           b) the Seller's failure (alleged or actual) to discharge any of its obligations under this Agreement or with respect to the Goods or the underlying contract pertaining thereto.

         The Seller shall immediately notify SCTSC in writing of the occurrence of an Event of Seller Default and SCTSC shall have the right (in addition to any other right or remedy SCTSC may have at law, in equity or under this Agreement) to demand that the Seller deliver immediately at the request of SCTSC to it or to any third party nominated by SCTSC for collection by such party (which may be an affiliate of SCTSC) any Qualified Receivable(s) held by SCTSC under any transaction.

5.       EVENT OF BUYER'S DEFAULT

         Each of the following events are herein defined as the "Buyer's Event of Default":

           a) the filing of a petition in bankruptcy or for the appointment of a receiver by or against the Buyer or any similar event; or

           b) the Buyer's failure (alleged or actual) to pay timely for the full amount of the Final Invoice to SCTSC or to the Seller, as the case may be, by the Invoice Due Date or to discharge any of its other obligations with respect to the Goods or the


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                  underlying contract pertaining thereto for any reason
                  whatsoever or for no reason, including any claim that the Goods are, in whole or in part, not suitable or not consistent with the underlying contract of sale.

         The Seller shall immediately notify SCTSC in writing of the occurrence of a "Buyer's Event of Default" and, if the Buyer's bankruptcy or failure to pay is due to any of the causes listed in Section 8 of this Agreement, SCTSC shall have the same limited recourse rights against the Seller as are described in Section 8, below.

6.       CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT

         As a condition precedent to the effectiveness of this Agreement, the Seller shall have caused to be delivered to SCTSC, in form and substance satisfactory to SCTSC, (a) a counterpart of this Agreement executed by the parties hereto, (b) a copy of resolutions of the Board of Directors or other authorizing documents of the Seller, in form and substance satisfactory to SCTSC, approving the execution and performance of the Agreement, certified by the Secretary or other appropriate officer of the Seller, (c) an incumbency certificate executed by the Secretary or other appropriate officer of the Seller certifying the names and signatures of the officers of the Seller authorized to execute and act under this Agreement, (d) the opening of the Account with the Bank, (e) a duly executed Blocked Account Agreement between the Seller, SCTSC and the Bank, (f) the filing of a UCC-1 Financing Statement against the Qualified Receivable(s), (g) the Arrangement Fee set forth herein and (h) a copy of the guarantee referred to in Section 3.A. (xvii), above, and the Oil Supply Contract referred to in Section 8, below.

7.       TERMINATION

         A.       This Agreement shall terminate:

                  (i) At the sole discretion of either party, immediately upon written notice given by either party to this Agreement to the other; or

                  (ii) Upon the occurrence of an Event of Seller Default or, if SCTSC shall so elect upon the occurrence of a Buyer's Event of Default; or

                  (iii) Immediately, without notice being required, in the event of any bankruptcy or insolvency of the Seller or of the Buyer, or the filing of any proceeding by or against the Seller, SCTSC or the Buyer under any law relating to bankruptcy, insolvency or reorganization or upon the sale, dissolution or merger of SCTSC.

         B. Notwithstanding anything else contained herein, the termination of this Agreement shall not affect the rights or obligations of either party hereto with respect to any Qualified Receivable(s) purchased prior to the effective date of termination, unless SCTSC has not purchased the Qualified Receivable(s) from the Seller, in which case SCTSC may treat the purchase of said Qualified Receivable(s) as rescinded without further obligation or liability of SCTSC.


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8.       SCTSC REMEDIES

         The sale of the Qualified Receivable(s) herein is with limited recourse to the Seller. This right of limited recourse shall apply in the event of:

         (a) rejection of documents presented to the Buyer and / or assertion by the Buyer of any commercial disputes concerning quantity, quality, specifications, suitability / merchantability or performance of the Goods, or the institution of any litigation, counterclaims, set-offs or write-offs, or

         (b) assertion by the Buyer that the Pro-Forma Invoice, the Final Invoice and/or the Crude Oil Supply and Terminalling Agreement dated December 1, 1998 (as same may have been amended) (the "Oil Supply Contract") between the Seller and the Buyer that relates to a Qualified Receivable(s) was not adhered to, or

         (c)      the occurrence of any of the events or circumstances listed in
                  Article 8 of the Oil Supply Contract or the termination or material amendment or modification to that Contract, or

         (d) any one of the covenants, representations or warranties made by the Seller in this Agreement proving to have been incorrect in any material respect, or

         (e) the Goods under any Qualified Receivable shall have been lost, destroyed or subjected to an event which could create an insurance claim of any nature, or

         (f) if the Seller fails to issue to the Buyer (or the Buyer claims non-receipt of) a Final Invoice within thirty five (35) days from the date of the Pro-Forma Invoice.

         Upon the occurrence of any of the foregoing circumstances or in the event of non-acceptance of the Goods by the Buyer for any reason (or for no reason), the Seller shall, upon demand, immediately return to SCTSC any monies received from SCTSC relating to said transaction, together with interest calculated at the rate of 3% per annum over the Bank's Reference Rate in effect from time to time, from the date of SCTSC's payment to the Seller to the date of SCTSC's receipt of full payment. SCTSC shall, upon receipt of payment in full from the Seller, assign all of its rights, title and interest in the Goods and/or assign any evidence of debt from the Buyer relating to said transaction to the Seller and shall have no further liability or obligation with respect to the transaction. The Seller shall be fully liable for any claims, costs, fines, levies, duties, interests, fees and/or penalties arising out of the Buyer's failure to accept the Goods, provided, however, that the Seller shall reimburse SCTSC for any reasonable costs and fees SCTSC may incur relating to the Buyer's non-acceptance of the Goods and/or fees and costs incurred in attempting to seek payment from the Buyer.

9.       MISCELLANEOUS

         A.       Notices

                  All notices, requests, reports, information or demands shall be effective when given or made through telex or telefax, two days after deposit in the mails, or upon hand delivery, at the following addresses (or at such other address as either party may notify to the other in writing):


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                  To Seller:

                           Name:       EOTT Energy Operating Limited Partnership
                           Address:    P.O. Box 4666
                                       Houston, Texas 77210-4666
                           Attention:  Susan Ralph, Treasurer
                           Telefax:    (713) 993-5892

                  To SCTSC:

                           Name:       Standard Chartered Trade Services
                                       Corporation
                           Address:    7 World Trade Center, 27th Floor
                                       New York, New York 10048-2627
                           Attention:  Daniel Carambot, Vice President & Manager
                           Telefax:    (212) 667-0789

         B.       Continuous Conditions

                  SCTSC's obligations shall be subject at all times to appropriate and satisfactory credit support documentation relating to the Buyer being provided to SCTSC. The Seller agrees that it is familiar with the Buyer and that Goods provided to the Buyer by the Seller shall continue to meet all requirements of the Buyer.

         C.       Further Assurances

                  Each party hereto represents and warrants that (i) it has the capacity and has taken all necessary action (corporate and otherwise) to enable it to enter into and perform its obligations under this Agreement; (ii) upon execution of this Agreement by or on behalf of such party, this Agreement constitutes a legal, valid and binding obligation of such party; and (iii) execution and delivery by such party of this Agreement and the consummation of each transaction herein contemplated by such party is binding upon such party. In addition, the Seller represents and warrants that none of the Qualified Receivable(s) which are the subject of any transaction hereunder will be, at the time of such transaction or thereafter, subject to any lien or security interest held by any third party (other than SCTSC), including, but not limited to, any security filing under the Uniform Commercial Code or any similar filing and that the Seller is the sole and beneficial owner of all Qualified Receivable(s).

         D.       Integration

                  This Agreement shall supersede any prior agreements or understandings between the parties as to the subject matter hereof. The parties may from time to time elect by mutual agreement to enter into transactions on terms different from those contained herein, provided that any such agreement shall be evidenced by a writing signed by both parties.


                                    10 of 15

         E.       Waivers and Amendments

                  Any waiver of any right hereunder shall be in writing and shall be effective when signed by the party granting the waiver. No amendment of any provision of this Agreement shall be effective unless it is in writing and is signed by the Seller and SCTSC.

         F.       Taxes

                  All payments relating to the transactions contemplated by this Agreement shall be made free and clear of and without deduction or withholding for any present or future taxes, levies, imposts or duties imposed by any governmental authority in any jurisdiction or by any political subdivision or taxing authority thereof or therein. If any such taxes, levies, imposts or duties are required to be withheld from any payments made hereunder, the amounts so payable shall be increased to the extent necessary to yield to SCTSC (after deduction of all such taxes, levies, imposts or duties) interest or any such other amounts as specified herein.

         G.       Assignment and Delegation

                  The parties hereto may assign this Agreement and their respective rights, duties and obligations hereunder solely upon the written consent of the other; provided, however, that SCTSC may freely assign this Agreement and its rights, duties and obligations to any entity within the Standard Chartered Bank Group upon notice to the Seller, provided that such assignment does not result in additional costs to the Seller. The parties agree that this Agreement shall inure to the benefit of any successor to the parties.

         H.       Agreement not Exclusive

                  The rights to indemnification and recourse to the Seller provided to SCTSC under this Agreement shall be independent of, and neither subject to nor in derogation of, any other rights to which SCTSC may be entitled, including, without limitation, any such rights which may be assertable under the General Corporation Law of New York.

         I.       Severability

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, which shall remain in full force and effect, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         J.       Disclaimer of Warranty

                  SCTSC does not make and shall not be deemed to have made any representation or warranty of any kind in favor of the Buyer or any other person, including without limitation: any representation concerning the title of SCTSC to the Goods; any representation that SCTSC is a manufacturer, merchant or dealer in goods; any representation or warranty, express or implied, as to the


                                    11 of 15
                  merchantability, compliance with specifications, design, operation, freedom from patent or trademark infringement, absence of latent defects or fitness for use of the Goods; or any other representations, express or implied, with respect to the Goods. SCTSC shall not be liable for any consequential damages.

          K.      Governing Law and Jurisdiction

                  This Agreement shall be governed and construed under the laws of the State of New York. Each party hereby consents to the non-exclusive jurisdiction of the Federal Court in the Southern District of New York or the State Courts of New York with respect to any suit, action or proceeding arising out of this Agreement. The Seller specifically and unconditionally waives any and all right to any trial before a jury in any action connected with or arising under this Agreement or under any transaction as contemplated herein. The Seller agrees to waive any right to seek a change of venue once an action is commenced in the U.S. District Court, Southern District of New York or the Supreme Court of the State of New York.

IN WITNESS WHEREOF, the Seller and SCTSC have each caused this Agreement to be executed by a duly authorized officer(s) as of the date first written above.


EOTT ENERGY OPERATING LIMITED
PARTNERSHIP

By:  EOTT ENERGY CORP., its General Partner

By: /s/  SUSAN RALPH
    -----------------------------
Name:    Susan Ralph
      ---------------------------
Title:   Treasurer
       --------------------------


STANDARD CHARTERED TRADE                    STANDARD CHARTERED TRADE
SERVICES CORPORATION                        SERVICES CORPORATION

By: /s/  DANIEL CARAMBOT                    By: /s/  WILLIAM R. LEUTE III
    -----------------------------               --------------------------------
Name:    Daniel Carambot                    Name:    William R. Leute III
      ---------------------------                 ------------------------------
Title:   Vice President & Manager           Title:   President & CEO
       --------------------------                  -----------------------------


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

                                  APPENDIX "A"
                             - Seller's Letterhead -

Date:    [Month day, 1999]

Standard Chartered Trade Services Corporation
7 World Trade Center, 27th Floor
New York, New York 10048-2627

Reference:    Qualified Buyer

Ladies and Gentlemen:

The following entity shall be deemed a Buyer under the terms of the Receivable(s) Purchase Agreement between ourselves dated as of the 19th day of October, 1999 (the "Agreement"), subject to your approval as evidenced by your signature below.

   BUYER                      ADDRESS  TYPE OF GOODS  CREDIT TERMS
1. Koch Petroleum Group L.P.           Crude Oil      Industry Norm
                                                      (The 20th day of each month)

The Buyer is hereby authorized and will be instructed by us both in our Pro-Forma Invoice and in our Final Invoice and prior thereto by means of the Notice of Assignment mailed by us to the Buyer in the form of Appendix "B" to our Agreement to make payment directly to you or your designee (upon receipt of written notice from you to do so) of all Qualified Receivable(s) (as defined in the Agreement) and any such payment, to the extent thereof, shall satisfy such Buyer's obligations to us.

This list will remain in effect until it is replaced or modified in accordance with the terms of the Agreement.

Very truly yours,
EOTT Energy Operating Limited Partnership

By:   EOTT ENERGY CORP., its General Partner

By:
    -----------------------------
Name:
      ---------------------------
Title:
       --------------------------

Read, agreed to and accepted on ____________:
Standard Chartered Trade Services Corporation

By:                                         By:
    -----------------------------               --------------------------------
Name:                                       Name:
      ---------------------------                 ------------------------------
Title:                                      Title:
       --------------------------                  -----------------------------


                                    13 of 15

                                  APPENDIX "B"

                              NOTICE OF ASSIGNMENT

For those pro-forma and final invoices of EOTT Energy Operating Limited Partnership ("Seller") covering sales of crude oil ("Goods") to Koch Petroleum Group L.P. ("Buyer") accepted by, sold and assigned to Standard Chartered Trade Services Corporation ("SCTSC"), or its successors, Seller shall maintain all existing responsibilities including, but not limited to, negotiating all prices and terms with the Buyer, arranging shipment of the Goods and all product responsibility and liability. Seller hereby sells and assigns to SCTSC all of Seller's rights, title and interest in, to and under the above mentioned invoices; provided, however, that SCTSC does not hereby assume any obligations, duties or liabilities whatsoever of Seller under the invoices.

Each of Seller's pro-forma and final invoices to the Buyer shall contain the following statement:

         "THIS INVOICE HAS BEEN SOLD AND ASSIGNED FOR THE PURPOSE OF COLLECTION TO STANDARD CHARTERED TRADE SERVICES CORPORATION OR ITS SUCCESSORS (THE "ASSIGNEE"). ALL PAYMENTS HEREUNDER SHALL BE MADE TO THE ASSIGNEE BY REMITTING FUNDS, BY WIRE TRANSFER, TO STANDARD CHARTERED BANK, NEW YORK BRANCH, [*] THE ACCOUNT EVIDENCED BY THIS INVOICE WILL ONLY BE SATISFIED BY PAYMENT TO THE ASSIGNEE AS INDICATED IN THE PRECEDING SENTENCE."

Agreed and accepted this [day] day of [Month], 1999.

EOTT Energy Operating Limited Partnership

By:  EOTT ENERGY CORP., its General Partner

By:
    -----------------------------
Name:
      ---------------------------
Title:
       --------------------------

Standard Chartered Trade Services           Standard Chartered Trade Services
Corporation                                 Corporation

By:                                         By:
    -----------------------------               --------------------------------
Name:                                       Name:
      ---------------------------                 ------------------------------
Title:                                      Title:
       --------------------------                  -----------------------------


                                    14 of 15

                                 APPENDIX "C-1"
                             - Seller's Letterhead -

Date:    [Month day, 1999]

Standard Chartered Trade Services Corporation
7 World Trade Center, 26th Floor
New York, New York 10048-2627

Reference: Transaction Confirmation of Qualified Receivable(s)

Dear Sirs:

We hereby inform you of our desire to sell new Qualified Receivable(s) to you, as described in Section 1.B of the Receivable(s) Purchase Agreement dated the 19th day of October, 1999 between EOTT Energy Operating Limited Partnership and Standard Chartered Trade Services Corporation ("SCTSC"), as follows:

          Qualified Receivable(s) totaling:      US$
                                                    -------------

EOTT Energy Operating Limited Partnership has caused copies of the invoices to the Buyer and the relevant title documents, as may be required by SCTSC, as evidenced by transport documents, pipeline tickets, receipts and/or nominations, truck bill(s) of lading, marine bill(s) of lading or any other title document as may be acceptable to SCTSC, to be attached hereto, which contain all the information required by SCTSC, including a description of the Goods, their quantity, type, value and other relevant terms and conditions.

Kindly remit funds, by wire transfer, to Standard Chartered Bank, New York Branch, [*]

Please indicate your acceptance by signing below.

Very truly yours,
EOTT Energy Operating Limited
Partnership

By:   EOTT ENERGY CORP., its General Partner

By:                                         By:
    -----------------------------               --------------------------------
Name:                                       Name:
      ---------------------------                 ------------------------------
Title:                                      Title:
       --------------------------                  -----------------------------

Transaction Confirmation Acknowledgement        Read, agreed to and accepted on
Standard Chartered Trade Services Corporation   _________________:

By:                                         By:
    -----------------------------               --------------------------------
Name:                                       Name:
      ---------------------------                 ------------------------------
Title:                                      Title:
       --------------------------                  -----------------------------


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